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                                                                   EXHIBIT 10.12

                            INDEMNIFICATION AGREEMENT

            THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made as of November 16, 2001 by and between Oceaneering International, Inc., a Delaware corporation (the "Company"), and _______________ ("Indemnitee").

                              PRELIMINARY STATEMENT

            Highly competent persons have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of corporations and other enterprises.

            The Board of Directors of the Company (the "Board") has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of that insurance has been a customary and widespread practice among United States-based corporations and other enterprises, the Board believes that, given current market conditions and trends, that insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or other enterprises increasingly are being subjected to expensive and time-consuming litigation relating to, among other matters, matters that traditionally would have been brought only against the corporation or enterprise itself. The uncertainties relating to liability insurance and to indemnification have increased the difficulty of attracting and retaining those persons, and the Board has determined that (1) this increased difficulty is detrimental to the best interests of the Company's stockholders and that the Company should act to assure those persons that increased certainty of that protection will exist in the future and (2) it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify those persons to the fullest extent applicable law permits so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

            NOW, THEREFORE, in consideration of the premises and the covenants herein, the parties to this Agreement agree as follows:

            Section 1. Services by Indemnitee. Indemnitee will serve, or continue to serve, as a Functionary of the Company and, as mutually agreed by Indemnitee and the Company, as a Functionary of one or more Related Enterprises. Indemnitee may at any time and for any reason resign from any such service, subject to any other contractual obligation or any obligation applicable law imposes. This Agreement is not and is not to be construed as an employment contract by the Company or any other Related Enterprise with Indemnitee or as otherwise affecting Indemnitee's status, if any, as an employee of the Company or any Related Enterprise.

            Section 2. Indemnification. (a) If and whenever:

            (1) Indemnitee was or is, or is threatened to be made, a party to any Proceeding by reason of:


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                  (A) the fact that Indemnitee serves or served as (1) a
            Functionary of the Company or, at the request of the Company, (2) a Functionary of a Related Enterprise; or

                  (B) the actual or alleged service or conduct of Indemnitee in
            Indemnitee's capacity as that Functionary, including any act actually or allegedly done or not done by Indemnitee;

      and

            (2) Indemnitee (A) engaged in the service or conduct at issue in that Proceeding in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the event that Proceeding was or is a criminal action or proceeding involving Indemnitee's conduct, (B) had no reasonable cause to believe that that conduct was unlawful, the Company will, or will cause another Company Entity to, indemnify Indemnitee against, and hold Indemnitee harmless from and in respect of:

            (1) in the case of each Claim in that Proceeding, other than a Company Claim, all liabilities and losses, including the amounts of all judgments, penalties and fines, including excise taxes, and amounts paid in settlement, Indemnitee has suffered or will suffer, and all Expenses Indemnitee reasonably has incurred or will incur, as a result of or in connection with that Claim; and

            (2) in the case of each Company Claim in that Proceeding, all Expenses Indemnitee reasonably has incurred or will incur as a result of or in connection with that Company Claim; provided, however, that the Company will not have any obligation under this clause (2) to, or to cause another Company Entity to, indemnify Indemnitee against, or hold Indemnitee harmless from or in respect of, any Company Claim as to which Indemnitee was or is adjudged to be liable to the Company or any Related Enterprise unless, and only to the extent that, the Court of Chancery or the court in which that Company Claim was or is brought determines on application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such of those Expenses as the Court of Chancery or that other court shall deem proper.

            (b) If and whenever Indemnitee was or is, or is threatened to be made, a party to any Proceeding of any type to which Section 2(a) refers and has been successful, on the merits or otherwise, in defense of that Proceeding, or in defense of any Claim therein, the Company will, or will cause another Company Entity to, indemnify Indemnitee against, and hold Indemnitee harmless from and in respect of, all Expenses Indemnitee reasonably has incurred in connection therewith. For purposes of this Section 2(b), the termination of any Claim in any Proceeding by dismissal, with or without prejudice, will be deemed a successful result as to that Claim.


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            (c) If and whenever Indemnitee was, or reasonably could have been expected to have been, or is, or reasonably could be expected to be, by reason of the knowledge of facts Indemnitee actually or allegedly has obtained in the course of his service as (1) a Functionary of the Company or, at the request of the Company, (2) a Functionary of a Related Enterprise, a witness in or a deponent in connection with any Proceeding to which Indemnitee was or is not a party, the Company will, or will cause another Company Entity to, indemnify Indemnitee against, and hold Indemnitee harmless from and in respect of, all Expenses Indemnitee reasonably has incurred or will incur in connection therewith.

            Section 3. Advancement of Expenses. (a) If and whenever Indemnitee is, or is threatened to be made, a party to any proceeding that may give rise to a right of Indemnitee to indemnification under Section 2(a), the Company will advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with that Proceeding within 10 days after the Company receives a statement or statements from Indemnitee requesting the advance or advances from time to time, whether prior to or after final disposition of that Proceeding. Each such statement must reasonably evidence the Expenses incurred by or on behalf of Indemnitee and include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company under Section 2(a) against those Expenses. The Company will accept any such undertaking without reference to the financial ability of Indemnitee to make repayment. If the Company advances Expenses in connection with any Claim as to which Indemnitee has requested or may request indemnification under Section 2(a) and a determination is made under Section 5(c) that Indemnitee is not entitled to that indemnification, Indemnitee will not be required to reimburse the Company for those advances until the 180th day following the date of that determination; provided, however, that if Indemnitee timely commences and thereafter prosecutes in good faith a judicial proceeding or arbitration under
Section 7(a) or otherwise to obtain that indemnification, Indemnitee will not be required to reimburse the Company for those Expenses until a determination in that proceeding or arbitration that Indemnitee is not entitled to that indemnification has become final and nonappealable.

            (b) The Company may advance Expenses under Section 3(a) to Indemnitee or, at the Company's option, directly to the Person to which those Expenses are owed, and Indemnitee hereby consents to any such direct payment, to Indemnitee's legal counsel or any other Person.

            Section 4. Notification and Defense of Claims. (a) If Indemnitee receives notice, otherwise than from the Company, that Indemnitee is or will be made, or is threatened to be made, a party to any Proceeding in respect of which Indemnitee intends to seek indemnification hereunder, Indemnitee must promptly notify the Company in writing of the nature and, to Indemnitee's knowledge, status of that Proceeding. If this Section 4(a) requires Indemnitee to give such a notice, but Indemnitee fails to do so, that failure will not relieve the Company from the obligations the Company may have to indemnify Indemnitee under this Agreement, unless the Company can establish that the failure has resulted in actual prejudice to the Company.

            (b) Except as this Section 4(b) otherwise provides below, in the case of any Proceeding in respect of which Indemnitee seeks indemnification hereunder:


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            (1) the Company and any Related Enterprise that also may be obligated to indemnify Indemnitee in respect of that Proceeding will be entitled to participate at its own expense in that Proceeding;

            (2) the Company or that Related Enterprise, or either of them, will be entitled to assume the defense of all Claims, other than (A) Company Claims, if any, and (B) other Claims, if any, as to which Indemnitee shall reasonably reach the conclusion clause (3) of the next sentence describes, in that Proceeding against Indemnitee by prompt written notice of that election to Indemnitee; and

            (3) if clause (2) above entitles the Company or that Related Enterprise to assume the defense of any of those Claims and it delivers to Indemnitee notice of that assumption under clause (2), the Company will not be liable to Indemnitee hereunder for any fees or expenses of legal counsel for Indemnitee which Indemnitee incurs after Indemnitee receives that notice.

Indemnitee will have the right to employ Indemnitee's own legal counsel in that Proceeding, but, as clause (3) of the preceding sentence provides, will bear the fees and expenses of that counsel unless:

            (1) the Company has authorized Indemnitee in writing to retain that counsel;

            (2) the Company shall not within a reasonable period of time actually have employed counsel to assume the defense of those Claims; or

            (3) Indemnitee shall have (A) reasonably concluded that a conflict of interest may exist between Indemnitee and the Company as to the defense of one or more of those Claims and (B) communicated that conclusion to the Company in writing.

            (c) The Company will not be obligated hereunder to, or to cause another Company Entity to, indemnify Indemnitee against or hold Indemnitee harmless from and in respect of any amounts paid, or agreed to be paid, by Indemnitee in settlement of any Claim against Indemnitee which Indemnitee effects without the Company's prior written consent. The Company will not settle any Claim against Indemnitee in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee will unreasonably delay or withhold consent to any such settlement the other party proposes to effect.

            Section 5. Procedure for Determination of Entitlement to Indemnification. (a) To obtain indemnification under this Agreement, Indemnitee must submit to the Company a written request therefor which specifies the Section or Sections under which Indemnitee is seeking indemnification and which includes, or is accompanied by, such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to that indemnification. Indemnitee may request indemnification hereunder at any time and from time to time as Indemnitee deems appropriate in Indemnitee's sole discretion. In the case of any request for indemnification under Section 2(a) as to any Claim which is pending or threatened at the time Indemnitee delivers that request to the Company and would not be resolved with finality, whether by judgment, order,


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settlement or otherwise, on payment of the indemnification requested, the
Company may defer the determination under Section 5(c) of Indemnitee's entitlement to that indemnification to a date that is no later than 45 days after the effective date of that final resolution if the Board concludes in good faith that an earlier determination would be materially prejudicial to the Company or a Related Enterprise.

            (b) On written request by Indemnitee under Section 5(a) for indemnification under Section 2(a), the determination of Indemnitee's entitlement to that indemnification will be made:

            (1) if Indemnitee will be a director or officer of the Company at the time that determination is made, under Section 5(c) in each case; or

            (2) if Indemnitee will not be a director or officer of the Company at the time that determination is made, under Section 5(c) in any case, if so requested in writing by Indemnitee or so directed by the Board, or, in the absence of that request and direction, as the Board shall duly authorize or direct.

            (c) Each determination of Indemnitee's entitlement to indemnification under Section 2(a) to which this Section 5(c) applies will be made as follows:

            (1) by a majority vote of the Disinterested Directors, even though less than a quorum; or

            (2) by a committee of Disinterested Directors a majority vote of the Disinterested Directors may designate, even though less than a quorum; or

            (3) if (A) there are no Disinterested Directors or (B) a majority vote of the Disinterested Directors so directs, by an Independent Counsel in a written opinion to the Board, a copy of which the Company will deliver to Indemnitee;

provided, however, that if Indemnitee has so requested in Indemnitee's request for indemnification, an Independent Counsel will make that determination in a written opinion to the Board, a copy of which the Company will deliver to Indemnitee.

            (d) If it is determined that Indemnitee is entitled to indemnification under Section 2(a), the Company will, or will cause another Company Entity to, subject to the provisions of Section 5(f):

            (1) within 10 days after that determination pay to Indemnitee all amounts (A) theretofore incurred by or on behalf of Indemnitee in respect of which Indemnitee is entitled to that indemnification by reason of that determination and (B) requested from the Company in writing by Indemnitee; and

            (2) thereafter on written request by Indemnitee, pay to Indemnitee within 10 days after that request such additional amounts theretofore incurred by or on behalf of Indemnitee in respect of which Indemnitee is entitled to that indemnification by reason of that determination.


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Indemnitee will cooperate with the person, persons or entity making the determination under Section 5(c) with respect to Indemnitee's entitlement to indemnification under Section 2(a), including providing to such person, persons or entity, on reasonable advance request, any documentation or information that is:

            (1) not privileged or otherwise protected from disclosure;

            (2) reasonably available to Indemnitee; and

            (3) reasonably necessary to that determination.

            (e) If an Independent Counsel is to make a determination under
Section 5(c) of entitlement to indemnification under Section 2(a), it will be selected as this Section 5(e) provides. If a Change of Control has not occurred within the period of two years prior to the date of Indemnitee's written request for that indemnification, the Board will select the Independent Counsel. If a Change of Control has occurred within that period, Indemnitee will select the Independent Counsel, unless Indemnitee requests that the Board make the selection, in which event the Board will do so.

            The party entitled initially to select the Independent Counsel must give written notice to the other party which names the person or firm it has selected, whereupon the other party may, within 10 days after its receipt of that notice, deliver to the selecting party a written objection to the selection; provided, however, that any such objection may be asserted only on the ground that the person or firm selected is not an "Independent Counsel" as
Section 14 defines that term, and the objection must set forth with particularity the factual basis for that assertion. Absent a proper and timely objection, the person or firm so selected will act as Independent Counsel under
Section 5(c). If any such written objection is so made and substantiated, the person or firm so selected may not serve as Independent Counsel unless and until the objection is withdrawn or a court of competent jurisdiction has determined that the objection is without merit.

            If the person or firm that will act as Independent Counsel has not been determined within 30 days after Indemnitee's submission of the related request for indemnification, either the Company or Indemnitee may petition the Court of Chancery for resolution of any objection that has been made by the Company or Indemnitee to the other's selection of Independent Counsel or for the appointment as Independent Counsel of a person or firm selected by the Court of Chancery or by such other person or firm as the Court of Chancery designates, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel under Section 5(c).

            The Company will pay any and all reasonable fees and expenses the Independent Counsel incurs in connection with acting under Section 5(c), and the Company will pay all reasonable fees and expenses incident to the procedures this Section 5(e) sets forth, regardless of the manner in which the Independent Counsel is selected or appointed.


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            If Indemnitee becomes entitled to, and does, initiate any judicial proceeding or arbitration under Section 7, the Company will terminate its engagement of the person or firm acting as Independent Counsel, whereupon that person or firm will be, subject to the applicable standards of professional conduct then prevailing, relieved of any further responsibility in the capacity of Independent Counsel.

            (f) The amount of any indemnification against Expenses to which Indemnitee becomes entitled under any provision hereof, including Section 2(a), will be determined subject to the provisions of this Section 5(f). Indemnitee will have the burden of showing that Indemnitee actually has incurred the Expenses for which Indemnitee requests indemnification. If the Company or a Company Entity has made any advance in respect of any Expense without objecting in writing to Indemnitee at the time of the advance to the reasonableness thereof, the incurrence of that Expense by Indemnitee will be deemed for all purposes hereof to have been reasonable. In the case of any Expense as to which such an objection has been made, or any Expense for which no advance has been made, the incurrence of that Expense will be presumed to have been reasonable, and the Company will have the burden of proof to overcome that presumption.

            Section 6. Presumptions and Effect of Certain Proceedings. (a) In making a determination under Section 5(c) with respect to entitlement to indemnification under Section 2(a), the person, persons or entity making that determination must presume that Indemnitee is entitled to that indemnification if Indemnitee has submitted a request for indemnification in accordance with
Section 5(a), and the Company will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

            (b) The termination of any Proceeding or of any Claim therein, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not, except as this Agreement otherwise expressly provides, of itself adversely affect the right of Indemnitee to indemnification hereunder or, in the case of any determination under Section 5(c) of Indemnitee's entitlement to indemnification under Section 2(a), create a presumption that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

            (c) Any service of Indemnitee as a Functionary of the Company or any Related Enterprise which imposes duties on, or involves services by, Indemnitee with respect to any Related Enterprise that is an employee benefit or welfare plan or related trust, if any, or that plan's participants or that trust's beneficiaries, will be deemed for all purposes hereof as service at the request of the Company. Any action Indemnitee takes or omits to take in connection with any such plan or trust will, if taken or omitted in good faith by Indemnitee and in a manner Indemnitee reasonably believed to be in the interest of the participants in or beneficiaries of that plan or trust, be deemed to have been taken or omitted in a manner "not opposed to the best interests of the Company" for all purposes hereof.


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            (d) For purposes of any determination hereunder as to whether
Indemnitee has performed services or engaged in conduct on behalf of any Enterprise in good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted in reliance on the records of the Enterprise or on information, opinions, reports or statements, including financial statements and other financial information, concerning the Enterprise or any other Person which were prepared or supplied to Indemnitee by:

            (1) one or more of the officers or employees of the Enterprise;

            (2) appraisers, engineers, investment bankers, legal counsel or other Persons as to matters Indemnitee reasonably believed were within the professional or expert competence of those Persons; and

            (3) any committee of the board of directors or equivalent managing body of the Enterprise of which Indemnitee is or was, at the relevant time, not a member;

provided, however, that if Indemnitee has actual knowledge as to any matter that makes any such reliance unwarranted as to that matter, this Section 6(d) will not entitle Indemnitee to any presumption that Indemnitee acted in good faith respecting that matter.

            (e) For purposes of any determination hereunder as to whether Indemnitee is entitled to indemnification under Section 2(a), neither the knowledge nor the conduct of any Functionary of the Company or any Related Enterprise, other than Indemnitee, shall be imputed to Indemnitee.

            (f) Indemnitee will be deemed a party to a Proceeding for all purposes hereof if Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether Indemnitee ever is served with process or makes an appearance in that Proceeding.

            (g) If Indemnitee serves or served as a Functionary of a Related Enterprise, that service will be deemed to be "at the request of the Company" for all purposes hereof notwithstanding that the request is not evidenced by a writing or shown to have been made orally. In the event the Company were to extend the rights of indemnification and advancement of Expenses hereunder to Indemnitee's serving at the request of the Company as a Functionary of any Enterprise other than the Company or a Related Enterprise, Indemnitee must show that the request was made by the Board or at its authorization.

            Section 7. Remedies of Indemnitee in Certain Cases. (a) If Indemnitee makes a written request in compliance with Section 5(a) for indemnification under Section 2(a) and either:

            (1) no determination as to the entitlement of Indemnitee to that indemnification is made before the last to occur of (A) the close of business on the date, if any, the Company has specified under Section 5(a) as the outside date for that determination or (B) the elapse of the 45-day period beginning the day after the date the Company receives that request; or


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            (2) a determination is made under Section 5(c) that Indemnitee is not entitled to that indemnification in whole or in any part in respect of any Claim to which that request related,

Indemnitee will be entitled to an adjudication from the Court of Chancery of Indemnitee's entitlement to that indemnification. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the case of any determination under Section 5(c) that is adverse to Indemnitee, Indemnitee must commence any such judicial proceeding or arbitration within 180 days following the date on which Indemnitee first has the right to commence that proceeding under this Section 7(a) or Indemnitee will be bound by that determination for all purposes of this Agreement.

            (b) If a determination has been made under Section 5 that Indemnitee is not entitled to indemnification hereunder, any judicial proceeding or arbitration commenced under this Section 7 will be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced under this Section 7, the Company will have the burden of proving that Indemnitee is not entitled to indemnification hereunder, and the Company may not, for any purpose, refer to or introduce into evidence any determination under Section 5(c) which is adverse to Indemnitee.

            (c) If a determination has been made under Section 5 that Indemnitee is entitled to indemnification hereunder, the Company will be bound by that determination in any judicial proceeding or arbitration Indemnitee thereafter commences under this Section 7 or otherwise, absent:

            (1) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee's statements not materially misleading, in connection with the request for indemnification; or

            (2) a prohibition of that indemnification under applicable law.

            (d) If Indemnitee, under this Section 7 or otherwise, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee will be entitled to recover from the Company, and will be indemnified by the Company against, any and all expenses, of the types the definition of Expenses in Section 14 describes, reasonably incurred by or on behalf of Indemnitee in that judicial adjudication or arbitration, but only if Indemnitee prevails therein. If it is determined in that judicial adjudication or arbitration that Indemnitee is entitled to receive part of, but not all, the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with that judicial adjudication or arbitration will be appropriately prorated between those in respect of which this Agreement entitles Indemnitee to indemnification and those Indemnitee must bear.


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            (e) In any judicial proceeding or arbitration under this Section 7, the Company:

            (1) will not, and will not permit any other Person acting on its behalf to, assert that the procedures or presumptions this Agreement establishes are not valid, binding and enforceable; and

            (2) will stipulate that it is bound by all the provisions hereof.

            Section 8. Non-exclusivity; Survival of Rights; Insurance; Subrogation. (a) The rights to indemnification and advancement of Expenses and the remedies this Agreement provides are not and will not be deemed exclusive of any other rights or remedies to which Indemnitee may at any time be entitled under applicable law, the Company's Charter Documents, any agreement, a vote of stockholders or Disinterested Directors, or otherwise, but each such right or remedy hereunder will be cumulative with all such other rights and remedies. No amendment, alteration or termination of this Agreement or any provision hereof will limit or restrict any right of Indemnitee hereunder in respect of any action Indemnitee has taken or omitted in Indemnitee's capacity as a Functionary of the Company or any Related Enterprise prior to that amendment, alteration or termination. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification by agreement than would be afforded currently under this Agreement, it is the intent and agreement of the parties hereto that Indemnitee will enjoy by this Agreement the greater benefits that change affords.

            (b) If the Company maintains an insurance policy or policies providing liability insurance for Functionaries of the Company or of any Related Enterprise who serve or served in the same capacities as Indemnitee, Indemnitee will be covered by the policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Functionary under the policy or policies. If the Company receives written notice from any source of a pending Proceeding to which Indemnitee is a party and in respect of which Indemnitee might be entitled to indemnification under Section 2(a) and the Company then maintains any such policy of which Indemnitee is a beneficiary, the Company will:

            (1) promptly give notice of that Proceeding to the relevant insurers in accordance with the applicable policy procedures; and

            (2) thereafter take all action necessary to cause those insurers to pay, on behalf of Indemnitee, all amounts payable in accordance with the applicable policy terms as a result of that Proceeding;

provided, however that the Company need not comply with the provisions of this sentence if its failure to do so would not actually be prejudicial to Indemnitee in any material respect.

            (c) The Company will not be liable under this Agreement to make or cause to be made any payment of amounts otherwise indemnifiable hereunder, or to make or cause to be made any advance this Agreement otherwise requires it to make or cause to be made, if and to the extent that Indemnitee has otherwise actually received or had applied for Indemnitee's benefit that payment or advance or obtained the entire benefit therefrom under any insurance policy, any other contract or agreement or otherwise.


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            (d) If the Company makes or causes to be made any payment hereunder, it will be subrogated to the extent of that payment to all the rights of recovery of Indemnitee, who will execute all papers required and take all action necessary to secure those rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce those rights.

            (e) The Company's obligation to make or cause to be made any payment or advance hereunder to or for the account of Indemnitee with respect to Indemnitee's service at the request of the Company as a Functionary of any Related Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from that Related Enterprise.

            Section 9. Duration of Agreement; Binding Effect. This Agreement will continue until and terminate on the later of:

            (1) 10 years after the date that Indemnitee has ceased to serve as a Functionary of the Company and each Related Enterprise that Indemnitee served at the request of the Company; or

            (2) one year after the final, nonappealable termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee under Section 7 or otherwise.

This Agreement will be binding on the Company and its successors and assigns and will inure to the benefit of Indemnitee and his spouse, if Indemnitee resides in Texas or another community property state, heirs, executors and administrators.

            Section 10. Severability. If any provision or provisions hereof is or are invalid, illegal or unenforceable for any reason whatsoever:

            (1) the validity, legality and enforceability of the remaining provisions hereof, including each portion of any Section containing any such invalid, illegal or unenforceable provision which is not itself invalid, illegal or unenforceable, will not in any way be affected or impaired thereby;

            (2) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and

            (3) to the fullest extent possible, the provisions hereof, including each portion of any Section containing any such invalid, illegal or unenforceable provision which is not itself invalid, illegal or unenforceable, will be construed so as to give effect to the intent manifested thereby.

            Section 11. Exceptions to Right of Indemnification or Advancement of Expenses. No provision in this Agreement will obligate the Company to pay or cause to be paid any indemnity to or for the account of Indemnitee, or to advance Expenses under Section 3, in connection with or as a result of:

            (1) any Claim made against Indemnitee for an accounting of profits, under Section 16(b) of the Exchange Act or similar provision of state statutory or common law, from the purchase and sale, or sale and purchase, by Indemnitee of securities of the Company or any Related Enterprise; or

            (2) except for any Claim initiated by Indemnitee, whether as a cause of action or as a defense to a cause of action under Section 7 or otherwise, to enforce or establish, by declaratory judgment or otherwise, Indemnitee's rights or remedies hereunder, any Claim initiated by Indemnitee without the prior authorization of the Board against the Company or any Related Enterprise or any of their respective present or former Functionaries.

            Section 12. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together will constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

            Section 13. Headings. The headings of the Sections hereof are inserted for convenience only and do not and will not be deemed to constitute part of this Agreement or to affect the construction thereof.

            Section 14. Definitions and Definitional Provisions. (a) For purposes of this Agreement:

            "Acquiring Person" means any Person who or which, together with all its Affiliates and Associates, is or are the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a Person will not be or become an Acquiring Person if that Person, together with its Affiliates and Associates, becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding which results from the Company's direct or indirect repurchase of Common Stock, unless and until such time as that Person or any Affiliate or Associate of that Person purchases or otherwise becomes the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other Person or Persons who is or collectively are the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock becomes an Affiliate or Associate of that Person, unless, in either such case, that Person, together with all its Affiliates and Associates, is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding.

            "Affiliate" has the meaning Exchange Act Rule 12b-2 specifies.

            "Associate" means, with reference to any Person:

                  (1) any corporation, firm, partnership, limited liability
            company, association, unincorporated organization or other entity, other than the Company or a Related Enterprise, of which that Person is an officer or general partner, or officer or general partner of a general partner, or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities or interests;

                  (2) any trust or other estate in which that Person has a
            substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity; and

                  (3) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

            A specified Person is deemed the "Beneficial Owner" of, and is deemed to "beneficially own," any securities:

                  (1) of which that Person or any of that Person's Affiliates or
            Associates, directly or indirectly, is the "beneficial owner," as determined under Exchange Act Rule 13d-3, or otherwise has the right to vote or dispose of, including under any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (1) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public, that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2), proxy or consent solicitation made under, and in accordance with, the applicable provisions of the Exchange Act; and (B) is not then reportable by that Person on Exchange Act
            Schedule 13D or any comparable or successor report;

                  (2) which that Person or any of that Person's Affiliates or
            Associates, directly or indirectly, has the right or obligation to acquire, whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event, under any agreement, arrangement or understanding, whether or not in writing, or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered in response to a tender or exchange offer made by that Person or any of that Person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

                  (3) which are beneficially owned, directly or indirectly, by
            (A) any other Person, or any Affiliate or Associate thereof, with which the specified Person or any of the specified Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting, except by a revocable proxy or consent as described in the proviso to subparagraph (1) of this definition, or disposing of any voting securities of the Company or (B) any group, as Exchange Act Rule 13d-5(b) uses that term, of which that specified Person is a member;

      provided, however, that nothing in this definition will cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities that Person acquires through its participation in good faith in a firm commitment underwriting, including securities acquired in stabilizing transactions to facilitate a public offering in accordance with Exchange Act Regulation M or to cover overallotments created in connection with a public offering, until the expiration of 40 days after the date of that acquisition. For purposes of this definition, "voting" a security includes voting, granting a proxy, acting by consent, making a request or demand relating to corporate action, including calling a stockholder meeting, or otherwise giving an authorization, within the meaning of Section 14(a) of the Exchange Act, in respect of that security.

            "Board" has the meaning the Preliminary Statement specifies.

            "Change of Control" means the occurrence of any of the following events that occurs after the date of this Agreement:

                  (1) any Person becomes an Acquiring Person;

                  (2) at any time the then Continuing Directors cease to
            constitute a majority of the members of the Board; or

                  (3) a merger of the Company with or into, or a sale by the
            Company of its properties and assets substantially as an entirety to, another Person occurs and, immediately after that occurrence, any Person, other than an Exempt Person, together with all Affiliates and Associates of that Person, other than Exempt Persons, will be the Beneficial Owner of 15% or more of the total voting power of the then outstanding Voting Shares of the Person surviving that transaction, in the case of a merger or consolidation, or the Person acquiring those properties and assets substantially as an entirety unless that Person, together with all its Affiliates and Associates, other than Exempt Persons, was the Beneficial Owner of 15% or more of the shares of Common Stock outstanding prior to that transaction.

            "Charter Documents" means, with respect to any corporation or other entity at any time, in each case as amended, modified and supplemented at that time:

                  (1) the articles or certificate of formation, incorporation or organization, or the equivalent organizational documents, of that entity;

                  (2) the bylaws or limited liability company agreement or
            regulations, or the equivalent governing documents, of that entity; and

                  (3) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that entity's capital stock or other equity interests.

            "Claim" means any claim for damages or a declaratory, equitable or other substantive remedy, or any other issue or matter, in any Proceeding.

            "Common Stock" means:

                  (1) the common stock, par value $0.25 per share, of the
            Company; and

                  (2) any other class of capital stock of the Company which is
            (A) except for different voting rights or par value, identical to the common stock clause (1) of this definition describes and (B) convertible into that common stock on a share for share basis on the occurrence of a Change of Control.

            "Company Entity" means any Related Enterprise, other than an employee benefit or welfare plan or its related trust, if any.

            "Company Claim" means any Claim brought by or in the right of the Company or a Related Enterprise against Indemnitee.

            "Continuing Director" means at any time any individual who then:

                  (1) is a member of the Board on the date hereof or whose
            nomination for his first election, or that first election, to the Board following that date was recommended or approved by a majority of the then Continuing Directors, acting separately or as a part of any action taken by the Board or any committee thereof; and

                  (2) is not an Acquiring Person, an Affiliate or Associate of
            an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate.

            "Court of Chancery" means the Court of Chancery of the State of Delaware.

            "DGCL" means the General Corporation Law of the State of Delaware, as amended.

            "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding, or any Claim therein, in respect of which indemnification is sought by Indemnitee hereunder.

            "Enterprise" means any business trust, corporation, joint venture, limited liability company, partnership or other entity or enterprise, including any operational division of any entity, or any employee benefit or welfare plan or related trust.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exempt Person" means:

                  (1) (A) the Company, any subsidiary of the Company, any
            employee benefit plan of the Company or of any subsidiary of the Company and (B) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any subsidiary of the Company; and

                  (2) Indemnitee, any Affiliate or Associate of Indemnitee or
            any group, as Exchange Act Rule 13d-5(b) uses that term, of which Indemnitee or any Affiliate or Associate of Indemnitee is a member.

            "Expenses" include all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, "Expenses" also will include such amounts as are necessary to place Indemnitee in the same after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had no such tax been determined to apply to those payments.

            "Functionary" of any Enterprise means any director, officer, manager, administrator, employee, agent, representative or other functionary of that Enterprise, including, in the case of any employee benefit or welfare plan, any member of any committee administering that plan or any individual to whom the duties of that committee are delegated.

            "Independent Counsel" means a law firm, or a member of a law firm, that or who is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:

                  (1) the Company or any of its Affiliates or Indemnitee in any
            matter material to any such party; or

                  (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

      Notwithstanding the foregoing, the term "Independent Counsel" does not include at any time any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or a Related Enterprise or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

            "Person" means any natural person, sole proprietorship, corporation, partnership, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture or any other entity of any kind having a separate legal status or any estate, trust, union or employee organization or governmental authority.

            "Proceeding" includes:

                  (1) any threatened, pending or completed action, suit,
            arbitration, alternate dispute resolution procedure, investigation, inquiry or other threatened, actual or completed proceeding, whether of a civil, criminal, administrative, investigative or private nature and irrespective of the initiator thereof; and

                  (2) any appeal in any such proceeding.

            "Related Enterprise" means at any time any Enterprise:

                  (1) 50% or more of the outstanding capital stock or other
            ownership interests of which, or the assets of which, the Company owns or controls, or previously owned or controlled, directly or indirectly, at that time;

                  (2) 50% or more of the outstanding voting power of the
            outstanding capital stock or other ownership interests of which the Company owns or controls, or previously owned or controlled, directly or indirectly, at that time;

                  (3) that is, or previously was, an Affiliate of the Company which the Company controls, or previously controlled, by ownership, contract or otherwise and whether alone or together with another Person, directly or indirectly, at that time; or

                  (4) if that Enterprise is an employee benefit or welfare plan or related trust, whose participants or beneficiaries are present or former employees of the Company or any other Related Enterprise.

            "Voting Shares" means:

                  (1) in the case of any corporation, stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation's board of directors; and

                  (2) in the case of any other entity, equity interests of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

            (b) This Agreement uses the words "herein," "hereof" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Section" and "Preliminary Statement" refer to Sections of and the Preliminary Statement in this Agreement, unless it otherwise specifies.

            (c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

            (d) The word "including," and, with correlative meaning, the word "include," means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.

            (e) The language this Agreement uses will be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction will be applied against either party hereto.

            Section 15. Modification and Waiver. No supplement to or modification or amendment of this Agreement will be binding unless executed in writing by both parties hereto. No waiver of any provision hereof will be deemed or will constitute a waiver of any other provision hereof, whether or not similar, nor will any such waiver constitute a continuing waiver.

            Section 16. Reliance. The Company confirms and agrees with Indemnitee that it has entered into this Agreement and assumed the obligations this Agreement imposes on it in order to induce Indemnitee to serve, or continue to serve, as a Functionary of the Company or a Related Enterprise. The Company acknowledges that Indemnitee is relying on this Agreement in so serving.

            Section 17. Notices. All notices, requests, demands and other communications hereunder must be in writing or by electronic transmission and will be deemed delivered and received:

                  (1) if personally delivered or if delivered by telex,
            telegram, facsimile, electronic transmission or courier service, when actually received by the party to whom the notice or communication is sent; or

                  (2) if delivered by mail, whether actually received or not, at the close of business on the third business day in the city in which the Company's principal executive office is located next following the day when placed in the U.S. mail, postage prepaid, certified or registered, addressed to the appropriate party at the address of that party set forth below, or at such other address as that party may designate by notice in writing or by electronic transmission to the other party in accordance herewith:

                  (3) If to Indemnitee, to:

                  Name:
                  Address:
                  City, State Zip Code:

                  with a copy, which will not constitute notice for purposes of this Agreement, to such legal counsel, if any, as Indemnitee may designate in writing or by electronic transmission; and

                  (4) If to the Company, to:

                  Oceaneering International, Inc.
                  11911 FM 529
                  Houston, Texas 77041
                  Attention: Corporate Secretary
                  Fax No.: (713) 329-4654
                  E-mail: georgeh@oii.oceaneering.com

            Section 18. Contribution. If it is established, under Section 5(c) or otherwise, that Indemnitee has the right to be indemnified under Section 2(a) in respect of any claim, but that right is unenforceable by reason of any applicable law or public policy, then, to the fullest extent applicable law permits, the Company, in lieu of indemnifying or causing the indemnification of Indemnitee under Section 2(a), will, or will cause a Company Entity to, contribute to the amount Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses reasonably incurred, in connection with that Claim, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Claim in order to reflect:

            (1) the relative benefits Indemnitee and the Company have received as a result of the event(s) or transaction(s) giving rise to that Proceeding; or

            (2) the relative fault of Indemnitee and of the Company and its other Functionaries in connection with those event(s) or transaction(s).

            Section 19. Governing Law; Submission to Jurisdiction. This Agreement and the legal relations among the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration Indemnitee commences under Section 7 or as Section 2(a) expressly contemplates otherwise, the Company and Indemnitee hereby irrevocably and unconditionally:

            (1) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Court of Chancery and not in any other state or federal court in the United States of America or any court in any other country;

                  (2) consent to submit to the exclusive jurisdiction of the
            Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement;

                  (3) waive any objection to the laying of venue of any such action or proceeding in the Court of Chancery; and

                  (4) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Court of Chancery has been brought in an improper or otherwise inconvenient forum.

            Section 20. Entire Agreement. Except as Section 8(a) otherwise provides, this Agreement constitutes the entire agreement and understanding between the Company and Indemnitee, and supersedes all prior oral, written or implied agreements and understandings of the Company and Indemnitee with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

ATTEST:                                 OCEANEERING INTERNATIONAL, INC.

By: __________________________________  By: ____________________________________
Print Name:                                 Name:
                                            Title:



ATTEST:                                 INDEMNITEE:

By: __________________________________  By: ____________________________________
Print Name:                                 Name: